UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2026
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CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)
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001-42188
(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5080 Spectrum Drive, Suite 1200W
Addison, TX, 75001
(Address of principal executive offices) (Zip code)

(972) 364-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Consulting Agreement

As previously disclosed, on April 10, 2026, Dr. John R. Anderson notified Concentra Group Holdings Parent, Inc. (the “Company”) of his retirement from his position as Executive Vice President and Chief Medical Officer of the Company effective as of December 31, 2026.

In connection with Dr. Anderson’s retirement, on July 6, 2026, Concentra Health Services, Inc., a subsidiary of the Company (“Concentra”), and Dr. Anderson entered into a consulting agreement, pursuant to which Dr. Anderson will serve as an independent contractor providing part-time consulting services to Concentra following his retirement (the “Consulting Agreement”). The Consulting Agreement becomes effective on January 1, 2027 (the “Effective Date”) and has a term through December 31, 2027 (the “Term”), unless earlier terminated. Either party may terminate the Consulting Agreement at any time upon 30 days’ prior written notice to the other party. Concentra may terminate the Consulting Agreement immediately for Cause (as defined in Dr. Anderson’s Employment Agreement with Concentra dated November 19, 2010, as amended).

Under the Consulting Agreement, Dr. Anderson will provide consulting services for up to 10 hours per week at a rate of $216.00 per hour in connection with clinical strategy, medical affairs, regulatory matters, and such other matters as may be reasonably requested. The Consulting Agreement provides that Dr. Anderson’s outstanding unvested restricted stock awards granted under the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan will continue to vest during the Term, provided that Dr. Anderson continues to provide consulting services through each applicable vesting date. If Dr. Anderson completes the full Term without being terminated for Cause or voluntarily resigning, 25% of Dr. Anderson’s then-unvested restricted stock will automatically vest. If Dr. Anderson is terminated for Cause or voluntarily resigns prior to the expiration of the Term, all of Dr. Anderson’s unvested equity awards will be immediately forfeited. The equity benefits are subject to Dr. Anderson’s execution of a general release of claims upon the commencement of the Term and a final release upon the expiration or earlier termination of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Consulting Agreement, dated as of July 6, 2026, by and between Concentra Health Services, Inc. and Dr. John Anderson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: July 10, 2026	By:	/s/ Timothy Ryan
Timothy Ryan
Executive Vice President and Chief Legal Counsel